UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

China Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 1 (877) 883-0979

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaovan District, Beijing PR China 100020
Issuer’s telephone Number: 86-10-6586-4790 and Facsimile: 86-10-6586-4790

 Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountants

On November 26, 2007, RBSM LLP, formerly Russell Bedford Stefanou Mirchandani LLP “RBSM”) resigned as independent registered public accounting firm of China Holdings, Inc. and its subsidiaries (the "Company").

RBSM report on the Company’s financial statements for the fiscal year ended December 31, 2006 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.  Other than such statement, no report of RBSM on the financial statements of the Company for the past fiscal year contained an adverse opinion  or  disclaimer  of  opinion,   or  was  qualified  or  modified  as  to uncertainty, audit scope or accounting principles. RBSM did not issue a report on the Company’s financial statements for the fiscal year ended December 31, 2005.

In connection with the audits of the Company’s financial statements for the year ended December 31, 2006 and the subsequent interim period through the date of their resignation on November 26, 2007, there were no disagreements with RBSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the matter in their report.

During the most recent fiscal year and the subsequent interim period through November 26, 2007, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished a copy of the above disclosures to RBSM and has requested that RBSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter of RBSM LLP dated November 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: November 30, 2007	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer

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